UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2009

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 1, 2009, Allied World Assurance Company Holdings, Ltd (the "Company") entered into a Second Amended and Restated Employment Agreement (the "Amended Employment Agreement") with Scott A. Carmilani, President and Chief Executive Officer of the Company. In order to better comport with Mr. Carmilani’s global corporate responsibilities, Allied World Assurance Company, Ltd, the Company’s Bermuda insurance subsidiary, which had been a party to the prior employment agreement (the "Prior Agreement"), is not a party to the Amended Employment Agreement. All other terms and conditions of the Amended Employment Agreement are identical to the Prior Agreement.

A copy of the Amended Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amended Employment Agreement contained herein is qualified in its entirety by reference to the Amended Employment Agreement attached hereto. For a summary of the material terms of Mr. Carmilani’s employment agreement, please see the Company’s proxy statement for its 2008 annual general meeting, which was filed with the Securities and Exchange Commission on March 21, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Ex. No. - Description
-------- - ---------------------
10.1 - Second Amended and Restated Employment Agreement, dated as of March 1, 2009, by and between Allied World Assurance Company Holdings, Ltd and Scott A. Carmilani.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

March 5, 2009	By:	Wesley D. Dupont

Name: Wesley D. Dupont
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated as of March 1, 2009, by and between Allied World Assurance Company Holdings, Ltd and Scott A. Carmilani.